UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2012

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

(858) 768-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2012, Entropic Communications, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting and the final results of voting on each proposal are noted below:

Proposal 1: Kenneth Merchant and Umesh Padval, the nominees for Class II Directors, were elected to hold office until the Company’s 2015 Annual Meeting of Stockholders based upon the following votes:

Votes For (Kenneth Merchant)	47,762,797
Votes Withheld (Kenneth Merchant)	4,670,780
Votes For (Umesh Padval)	51,618,494
Votes Withheld (Umesh Padval)	815,083

Proposal 2: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved based on the following votes:

Votes For	50,329,879
Votes Against	1,035,592
Votes Abstained	1,068,106
Broker Non-Votes	21,393,167

Proposal 3: The proposal to ratify the selection by the audit committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved based on the following votes:

Votes For	71,294,829
Votes Against	2,138,865
Votes Abstained	393,050

There were no broker non-votes for this proposal.

As of the close of business on March 26, 2012, the record date for the Annual Meeting, there were 87,499,725 shares of common stock outstanding and entitled to vote, 73,826,744 shares of which were present in person or represented by proxy at the Annual Meeting for the proposals indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: May 18, 2012	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq. Senior Vice President and General Counsel